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                                                                    EXHIBIT 23.1
                                                                  Conformed Copy


                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1996, with respect to the financial statements of Del Monte Foods Company included in the Registration Statement (Form S-4) and related Prospectus of Del Monte Foods Company for the registration of $230,000,000 at maturity of 12 1/2% Senior Discount Notes Due 2007.




                                                   /S/ ERNST & YOUNG LLP


San Francisco, California
March 3, 1998